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                                                                     Exhibit 4.2

                              CERTIFICATE OF TRUST
                                       OF
                     AMERICAN ANNUITY GROUP CAPITAL TRUST II






        This Certificate of Trust is being executed as of March 3, 1997 for the purpose of organizing a business trust pursuant to the Delaware Business Trust Act, 12 DEL. C. Section 3801 ET SEQ, (the "Act").

        The undersigned hereby certifies as follows:

        1) NAME. The name of the business trust is "American Annuity Group Capital Trust II" (the "Trust").

        2) DELAWARE TRUSTEE. The name and business address of the Delaware resident trustee of the Trust meeting the requirements of Section 3807 of the Act are as follows:

           The Bank of New York (Delaware)
           23 White Clay Center
           Route 273
           Newark, Delaware 19711.

        3) EFFECTIVE. This Certificate of Trust which may be executed in counterparts, shall be effective immediately upon filing in the Office of the Secretary of State of the State of Delaware.



        IN WITNESS WHEREOF, the undersigned, being all of the trustees of the Trust, have duly executed this Certificate of Trust as of the day and year first above written.



                                      THE BANK OF NEW YORK (Delaware),
                                      as Delaware Trustee


                                      By: /s/ Mary Jane Morrissey
                                         ---------------------------------
                                         Name:  MARY JANE MORRISSEY
                                         Title: AUTHORIZED SIGNATORY



                                      THE BANK OF NEW YORK,
                                      as Property Trustee


                                      By: /s/ Mary Jane Morrissey
                                         ---------------------------------
                                         Name:  MARY JANE MORRISSEY
                                         Title: VICE PRESIDENT




                                      /s/ Christopher P. Miliano
                                      ---------------------------------
                                      CHRISTOPHER P. MILIANO, as Regular Trustee

                                      /s/ Mark F. Muething
                                      ---------------------------------
                                      MARK F. MUETHING, as Regular Trustee